                   ELECTION FORM FOR HOLDERS OF COMMON STOCK
                                       OF

                             ROHN INDUSTRIES, INC.
                 WHO WISH TO RECEIVE THEIR MERGER CONSIDERATION
                              IN THE FORM OF CASH
              TO ACCOMPANY CERTIFICATES REPRESENTING COMMON STOCK
             OF ROHN INDUSTRIES, INC. WHEN SUBMITTED IN CONNECTION
             WITH THE MERGER OF PIROD HOLDINGS, INC. WITH AND INTO
                             ROHN INDUSTRIES, INC.

           STOCKHOLDERS WHO WISH TO RETAIN THEIR ROHN SHARES NEED NOT
                          COMPLETE OR RETURN THIS FORM

   This form (the "Election Form") is to accompany the certificate(s) for shares of common stock, par value $.01 per share, of ROHN Industries, Inc. ("ROHN Common Stock") when submitted in order to make an unconditional election (a "Cash Election") to receive cash (the "Cash Consideration"), subject to proration, in connection with the proposed merger (the "Merger") of PiRod Holdings, Inc. ("PiRod"), with and into ROHN Industries, Inc. ("ROHN") pursuant to the Agreement and Plan of Merger dated as of December 22, 1998 (the "Merger Agreement"). To be effective, a Cash Election pursuant to the terms and conditions set forth herein, on this Election Form or a facsimile hereof, accompanied by the certificate(s) representing shares of ROHN Common Stock (the "Certificate(s)") described in Box I below, or a proper guarantee of delivery thereof, must be received by First Chicago Trust Company of New York (the "Exchange Agent"), at the address set forth below, no later than 5:00 p.m., New York City time, on March 19, 1999 (the "Election Date").

                    First Chicago Trust Company of New York

      By Mail:

                                    By Hand:

                                                                By Overnight
                                                                  Courier:

First Chicago Trust           First Chicago Trust               First Chicago
Company of New York           Company of New York                   Trust
 Corporate Actions             Corporate Actions               Company of New
     Suite 4660                                                     York
              c/o Securities Transfer and Reporting Services, Inc.
   P.O. Box 2569          100 William Street, Galleria            Corporate
Jersey City, NY 07303-         New York, NY 10038                  Actions
2569

                                                                 Suite 4680
   Delivery of this Election Form, accompanied by Certificate(s), to an address other than as set forth above does not constitute a valid delivery. Eligible Institutions (as defined in Instruction D(7)) may deliver a guarantee of delivery by facsimile. See Box V and Instruction D(1).
                                                               14 Wall Street,
                                                                  8th Floor
                                                                New York, NY
                                                                    10005

Ladies and Gentlemen:

   This Cash Election is subject to the terms and conditions in the Merger
Agreement and the Proxy Statement/Prospectus, dated February   , 1999 (the
"Proxy Statement/Prospectus"), furnished to stockholders of ROHN and PiRod in connection with the Merger, both of which are incorporated herein by reference. Receipt of the Proxy Statement/Prospectus, including the Merger Agreement attached as Appendix A thereto, is hereby acknowledged. Additional copies of the Proxy Statement/Prospectus and this Election Form are available from First Chicago Trust Company of New York, the transfer agent (the "Transfer Agent"),
at              upon request.

   The undersigned acknowledges and understands that: (i) the maximum number of shares of ROHN Common Stock to be cashed out will be determined by dividing the cash available from borrowings and cash on hand by $3.78, but in no event shall be more than 27,777,777 shares; and (ii) the UNR Asbestos-Disease Claims Trust has announced its intention to elect cash for all of its 29,348,051 shares of ROHN Common Stock (approximately 55.5% of those outstanding); if it does so and the Merger occurs, the cash to be delivered pursuant to Cash Elections will be prorated among holders of ROHN Common Stock electing cash based on the respective numbers of shares as to which Cash Elections have been made; and
(iii) based on such proration, some shares represented by the Certificate(s) surrendered with this Election Form will not be cashed out and will be returned to the undersigned or, if the undersigned has completed Special Payment Instructions and/or Special Delivery Instructions, the undersigned's designee.

   The undersigned represents and warrants (and if more than one, each undersigned represents and warrants jointly and severally) that the undersigned has full power and authority to assign and transfer the Certificate(s) surrendered and that ROHN will acquire good title to such Certificate(s), free and clear of all liens, restrictions, charges, encumbrances, pledges, security interests or other obligations affecting the assignment or transfer of the Certificate(s) and will not be subject to any adverse claim. All authority conferred or agreed to be conferred in this Election Form shall not be affected by, and shall survive, the death or incapacity of the undersigned, and any obligation of the undersigned under this Election Form shall be binding upon successors, assigns, heirs, executors, administrators and legal representatives of the undersigned.

   Upon request, the undersigned agrees to execute and deliver any additional documents deemed reasonably necessary or desirable by ROHN or the Exchange Agent to complete the exchange of the Certificate(s). If required by Instruction D(7), the Certificate(s) submitted with this Election Form is/are duly endorsed or in a form otherwise acceptable for transfer on the books of ROHN.

   Unless otherwise indicated under Special Payment Instructions below, please make any check payable to the order of, and register any Certificate for retained or non-cashed shares of ROHN Common Stock in the name of, the registered holder(s) of the shares of ROHN Common Stock represented by the Certificate(s) surrendered with this Election Form. Similarly, unless otherwise indicated under Special Delivery Instructions, please mail any check payable and any Certificate issuable for retained shares of ROHN Common Stock represented by the Certificate(s) submitted with this Election Form to the registered holder(s) of the shares of ROHN Common Stock at the address or addresses shown in Box I below.

              PLEASE READ CAREFULLY THE ACCOMPANYING INSTRUCTIONS

Box I: Certificate(s) Surrendered.

   Please list in this Box I all the Certificates representing any shares of ROHN Common Stock for which you wish to make a Cash Election (all of which should be submitted with this Election Form). If there is not enough space below to list all the Certificates surrendered, please attach a separate sheet. Submit a separate Election Form for shares of ROHN Common Stock registered in different names (see Instruction D(4)). Any shares of ROHN Common Stock for which a Cash Election is not properly made, or for which a Cash Election has been properly revoked, in each case prior to 5:00 p.m., New York City time, on the Election Date, will be retained and not converted into the right to receive cash. You may make a Cash Election with respect to all or any portion of the shares of ROHN Common Stock that you hold. Indicate in the space provided the number of shares of ROHN Common Stock represented by each Certificate surrendered for which a Cash Election is being made.

                                                        Certificate(s) Enclosed
                                             ----------------------------------------------
                                                                           Number of shares
 Name and Address of Registered Holder(s)                 Number of shares   as to which
      as shown on the share records          Certificate   represented by  cash election is
           (Fill in, if blank)                 Number     each certificate      made*
-------------------------------------------------------------------------------------------
                                             ----------------------------------------------
                                             ----------------------------------------------
                                             ----------------------------------------------
                                             ----------------------------------------------
                                             ----------------------------------------------
                                             Total Shares:
 ------------------------------------------------------------------------------------------

 * Unless otherwise indicated, it will be assumed that you have elected to receive cash for all shares evidenced by each Certificate delivered to the Exchange Agent.

 Box II: Special Payment Instructions
    (See Instructions D(6) and D(7)).

  To be completed ONLY if the check
 is to be made payable to the order
 of, or the Certificate(s) for
 retained shares of ROHN Common
 Stock is/are to be issued to, a
 person other than the person in
 whose name the Certificate(s)
 submitted is/are registered.

 Name ______________________________
       (Please type or print)
 Address ___________________________
    -----------------------------
                         (Zip Code)
 -----------------------------------
                  (Tax Identification or Social Security No.)

 Box III: Special Delivery Instructions
    (See Instruction D(8)).

  To be completed ONLY if the check
 or the Certificate(s) for retained
 shares of ROHN Common Stock is/are
 to be sent to an address other
 than the address of the registered
 holder(s) set forth in Box I
 above, or if Box II is completed,
 to an address other than the
 address appearing in
 Box II.

 Name ______________________________
       (Please type or print)
 Address ___________________________
    -----------------------------
                         (Zip Code)

Box IV: Sign here and, if required under Instruction D(7), have signatures guaranteed by an eligible institution (see Instructions D(1) and D(7) concerning signature guarantee).

 -----------------------------------      Name(s) ___________________________
 -----------------------------------                (Please print)
 -----------------------------------      Name(s) ___________________________
     (Signature(s) of Owner(s))                     (Please print)
                                          Name(s) ___________________________

  Must be signed by registered                      (Please print)
 holder(s) exactly as name(s)             Address ___________________________
 appear on the Certificate(s) or by       -----------------------------------
 person(s) authorized to become           -----------------------------------
 registered holder(s) by the                   ((Area Code and Telephone
 Certificate(s) and documents                         Number(s))
 transmitted herewith. If signature       -----------------------------------
 is by a trustee, executor,               -----------------------------------
 administrator, guardian, officer         -----------------------------------
 of a corporation, attorney-in-fact       (Employer Identification or Social
 or any other person acting in a                  Security Number(s))
 fiduciary capacity, set forth full
 title in such capacity. See
 Instruction D(3).

                                          Date _______________________ , 1999



 Signature(s) Guaranteed ___________
Box V: Guarantee of Delivery (Eligible Institutions Only).
             (See Instruction D(7).)

 To be used ONLY if Certificate(s) is/are not surrendered herewith.

          Eligible Institutions May Deliver this Guarantee of Delivery by Facsimile Transmission to:

                        (201) 222-4720 or (201) 222-4721

                        Confirm Facsimile by Telephone:
                                 (201) 222-4707

  The undersigned is an Eligible          Firm _______________________________
 Institution, and guarantees to                     (Please print)
 deliver to the Exchange Agent the
 Certificate(s) to which this
 Election Form relates, duly
 endorsed or in form otherwise
 acceptable for transfer on the
 books of ROHN, within three Nasdaq
 trading days after the date of
 execution of this Guarantee of
 Delivery.

                                          ------------------------------------
                                                (Authorized Signature)

                                          ------------------------------------

                                          ------------------------------------

                                          ------------------------------------
                                                       (Address)

                                          ------------------------------------
                                           (Area Code and Telephone Number)

                                          ------------------------------------
                                                    (Contact Name)

                           IMPORTANT TAX INFORMATION

   PLEASE PROVIDE YOUR SOCIAL SECURITY NUMBER OR OTHER TAXPAYER IDENTIFICATION NUMBER ON THIS SUBSTITUTE W-9 FORM AND CERTIFY THAT YOU ARE NOT SUBJECT TO BACKUP WITHHOLDING. FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF UP TO 31% OF ANY CASH PAYMENTS MADE TO YOU PURSUANT TO THIS CASH ELECTION. IF THE BOX IN PART 3 OF THE SUBSTITUTE FORM W-9 IS CHECKED, THE "CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER" BELOW MUST BE COMPLETED.

                                 PART 1--PLEASE
 SUBSTITUTE                PROVIDE YOUR TIN IN THE         Social Security
 Form W-9                  BOX AT RIGHT AND CERTIFY           Number or
 Department of the         BY SIGNING AND DATING              Employer
 Treasury                  BELOW.                          Identification
 Internal Revenue                                              Number
 Service                                                _____________________
 Payer's Request for
 Taxpayer                ------------------------------------------------------
 Identification            PART 2--Check the box if you are not subject to
 Number ("TIN")            backup withholding because (1) you have not been
                           notified that you are subject to backup
                           withholding as a result of failure to report all
                           interest or dividends or (2) the Internal Revenue
                           Service has notified you that you are no longer
                           subject to backup withholding. [_]
                           SIGNATURE: ________________     DATE: ______, 1999



             CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

                         ------------------------------------------------------
   I certify, under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number by the time of payment, 31% of any cash payment made to me will be withheld, but that such amount will be refunded to me if I then provide a Taxpayer Identification Number within 60 days.
                           PART 3--Check the box if you have applied
                           for and are awaiting TIN [_]
                         ------------------------------------------------------
                           Certification--UNDER PENALTIES OF PERJURY, I
                           CERTIFY THAT THE INFORMATION PROVIDED ON THIS
                           FORM IS TRUE, CORRECT AND COMPLETE.

 SIGNATURE: __________________________      DATE: _____________________, 1999

                                  INSTRUCTIONS

A. SPECIAL CONDITIONS.

   1. Time in Which to Elect. Any Cash Election will have been properly made only if the Exchange Agent has received at the address set forth above, by 5:00 p.m., New York City time, on March 19, 1999, the Election Date, this Election Form or a facsimile hereof properly completed and signed and accompanied by the Certificate(s) to which the Election Form relates, properly endorsed or otherwise in proper form for transfer. Holders of shares of ROHN Common Stock whose Certificate(s) is/are not immediately available may also make an effective Cash Election by completing this Election Form or facsimile hereof and having the Guarantee of Delivery box (Box V) properly completed and duly executed by an Eligible Institution, provided such Certificate(s) is/are in fact delivered to the Exchange Agent within three Nasdaq trading days after the date of execution of the guarantee of delivery. EACH SHARE OF ROHN COMMON STOCK FOR WHICH AN EFFECTIVE CASH ELECTION IS NOT MADE PRIOR TO THE ELECTION DATE WILL BE RETAINED. SEE INSTRUCTION B.

   2. Revocation of Cash Election. Any holder of ROHN Common Stock who has made a Cash Election by submitting an Election Form to the Exchange Agent may revoke such Cash Election by written notice received by the Exchange Agent prior to 5:00 p.m., New York City time, on the Election Date. If an Election Form is revoked, the Certificate(s) (or guarantee of delivery, as appropriate) to which the Election Form relates will be promptly returned to the person submitting the same to the Exchange Agent.

   3. Termination of Election and Return of Certificates if Merger Abandoned. All Election Forms will be automatically revoked if the Exchange Agent is notified in writing by ROHN and PiRod that the Merger has been abandoned. In such case, all Certificates (or guarantees of delivery, as appropriate) to which the Election Forms relate will be promptly returned to the persons who submitted the same to the Exchange Agent.

B. ELECTION AND PRORATION PROCEDURES.

   This Election Form enables you to elect to receive the $3.78 per share of ROHN Common Stock Cash Consideration, subject to proration, in exchange for your shares of ROHN Common Stock. You may use this Election Form to make a Cash Election with respect to all or any portion of the shares of ROHN Common Stock that you hold. Each share of ROHN Common Stock for which an effective Cash Election is not made, or for which an effective Cash Election has been properly revoked, will be retained and not converted into the right to receive the Cash Consideration.

   This Cash Election is subject to the terms and conditions in the Merger Agreement and the Proxy Statement/Prospectus, furnished to stockholders of ROHN and PiRod in connection with the Merger, both of which are incorporated herein by reference. By executing this Election Form, you acknowledge receipt of the Proxy Statement/Prospectus, including the Merger Agreement attached as Appendix A thereto. You may obtain additional copies of the Proxy Statement/Prospectus
and this Election Form by contacting the Transfer Agent at             .

   You should understand that: (i) the maximum number of shares of ROHN Common Stock to be cashed out will be determined by dividing the cash available from borrowings and cash on hand by $3.78, but in no event shall be more than 27,777,777 shares; and (ii) the UNR Asbestos-Disease Claims Trust has announced its intention to elect cash for all of its 29,348,051 shares of ROHN Common Stock (approximately 55.5% of those outstanding); if it does so and the Merger occurs, the cash to be delivered pursuant to Cash Elections will be prorated among holders of ROHN Common Stock electing cash based on the respective numbers of shares as to which Cash Elections have been made; and (iii) based on such proration, some shares represented by the Certificate(s) surrendered with this Election Form will not be cashed out and will be returned to you or, if you have completed Special Payment Instructions or Special Delivery Instructions, your designee.

IN CONNECTION WITH MAKING A CASH ELECTION, A HOLDER OF ROHN COMMON STOCK SHOULD READ THE PROXY STATEMENT/PROSPECTUS CAREFULLY, INCLUDING THE DESCRIPTION OF THE PRORATION AND ELECTION PROCEDURES SET FORTH UNDER "THE MERGER--ELECTION PROCEDURE" AND IN THE MERGER AGREEMENT ATTACHED AS APPENDIX A TO THE PROXY STATEMENT/PROSPECTUS, AND THE INFORMATION CONTAINED IN THE PROXY STATEMENT UNDER "THE MERGER--CERTAIN FEDERAL INCOME TAX CONSEQUENCES."

AS A RESULT OF THE PRORATION DESCRIBED IN THE MERGER AGREEMENT, HOLDERS OF SHARES OF ROHN COMMON STOCK WILL RECEIVE CASH IN AMOUNTS THAT VARY FROM THE AMOUNTS SUCH HOLDERS ELECT TO RECEIVE. SUCH HOLDERS WILL NOT BE ABLE TO CHANGE THE AMOUNTS OF CASH ALLOCATED TO THEM PURSUANT TO SUCH PRORATION.

C. MAILING OF CHECKS AND CERTIFICATES.

   As soon as practicable after the Merger has become effective and surrender to the Exchange Agent, pursuant to these instructions, of the Certificate(s) for shares with respect to which a holder or holders have made a Cash Election, the Exchange Agent will mail to the holder or holders cash payments by check and Certificate(s) for shares not cashed out as a result of proration. HOLDERS OF SHARES OF ROHN COMMON STOCK FOR WHICH AN EFFECTIVE CASH ELECTION HAS NOT BEEN MADE, OR FOR WHICH A CASH ELECTION HAS BEEN PROPERLY REVOKED, WILL NOT RECEIVE CASH.

D. GENERAL.

   1. Execution and Delivery. This Election Form or a facsimile hereof must be properly completed, dated and signed in Box IV, and must be delivered, together with the Certificate(s) representing the shares of ROHN Common Stock for which the Cash Election is made (or with a duly executed guarantee of delivery of such Certificate(s)) to the Exchange Agent at the appropriate address set forth above.

   The method of delivery of all documents to be delivered to the Exchange Agent is at the option of the stockholder. The risk of loss of the Certificate(s) shall pass only upon delivery of such Certificate(s) to the Exchange Agent. If sent by mail, registered mail with return receipt requested and proper insurance, is suggested. Stockholders using the mail should also allow sufficient time to ensure timely delivery.

   2. Inadequate Space. If there is insufficient space on this Election Form to list all the Certificates you are submitting to the Exchange Agent, please attach a separate list.

   3. Signatures. The signature (or signatures, in the case of Certificates owned by two or more joint holders) on this Election Form should correspond exactly to the name(s) as written on the face of the Certificate(s) submitted unless the shares of ROHN Common Stock described on this Election Form have been assigned by the registered holder(s), in which event this Election Form should be signed in exactly the same form as the name of the last transferee indicated on the transfers attached to or endorsed on the Certificate(s).

   If this Election Form is signed by a person or persons other than the registered owners of the Certificate(s) listed, the Certificate(s) must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered owner(s) appears on the Certificate(s).

   If this Election Form, any Certificate or any stock power is signed by a trustee, executor, administrator, guardian, officer of a corporation, attorney-in-fact or any other person acting in a representative or fiduciary capacity, the person signing must give such person's full title in such capacity and appropriate evidence of authority to act in such capacity must be forwarded with this Election Form.

   4. Shares Registered in Different Names. If shares of ROHN Common Stock are registered in different names on several Certificates, it will be necessary to complete, sign and submit a separate Election Form for each different registration. For example, if some Certificates are registered in your name, some are registered in your spouse's name and some are registered jointly, three separate Election Forms must be submitted.

   5. Lost, Stolen or Destroyed Certificates. If your Certificate(s) has/have been lost, stolen or destroyed, please contact the Transfer Agent at
          . You will then be instructed as to the steps you must take in order to receive cash payments by check and Certificate(s) for retained or non-cashed shares in accordance with the Merger Agreement.

   6. Checks and Certificates in Same Name. If the check is to be made payable to the order of, and Certificate(s) for retained or non-cashed shares is/are to be issued to, the person(s) whose name(s) appear(s) on the Certificate(s) submitted with this Election Form, no endorsement of the Certificate(s) or separate stock power(s) is required.

   7. Checks and Certificates in Different Name. If the check is to be made payable to the order of, and the Certificate(s) for retained or non-cashed shares is/are to be issued to, a person other than the person in whose name the Certificate(s) submitted for exchange herewith is/are registered, such exchange will not be made by the Exchange Agent unless the Certificate(s) submitted is/are endorsed or in a form otherwise acceptable for transfer on the books of ROHN, Box II is completed and the signature is guaranteed in Box IV by a financial institution (including most commercial banks, savings and loan associations and brokerage houses) that is a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program (an "Eligible Institution"). In the event of a transfer of ownership of ROHN Common Stock that is not registered in the transfer records of ROHN, the check may be made payable to the order of, and a Certificate for retained or non-cashed shares may be issued to, a person other than the person in whose name the Certificate(s) so surrendered is/are registered only if the person requesting such payment and issuance pays any transfer or other taxes required by reason of such payment or issuance or establishes to the satisfaction of ROHN that such tax has been paid or is not applicable.

   8. Special Delivery Instructions. If the check and the Certificate(s) for non-cashed or retained shares are to be sent to an address other than the address of the registered holder set forth in Box I or, if Box II is completed, to an address other than the address appearing in Box II, indicate such address in Box III.

   9. Miscellaneous. A single check and a single Certificate for retained and non-cashed shares will be issued with respect to all shares of ROHN Common Stock represented by the Certificate(s) surrendered with this Election Form to the person(s) in whose name the Certificate(s) so surrendered is/are registered, or to the person(s) designated in Box II, if applicable (See Instruction D(7)).

   The determination of the Exchange Agent whether or not Cash Elections have been properly made or revoked and when Cash Elections and revocations were received by it shall be binding. The Exchange Agent may, with the mutual agreement of ROHN and PiRod, make such rules as are consistent with the Merger Agreement for the implementation of the elections as shall be necessary and desirable fully to effect such elections.

   10. Stock Transfer Taxes. ROHN shall bear the liability for any stock transfer taxes applicable to the issuance and delivery of checks and Certificates in connection with the Merger; provided, however, that in the event of a transfer of ownership of ROHN Common Stock that is not registered in the transfer records of ROHN, the person requesting that a check be made payable to the order of, and that a Certificate for retained or non-cashed shares be issued to, a person other than the person in whose name the Certificate(s) surrendered is/are registered shall pay the amount of any transfer or other taxes required by reason of such payment and issuance to a person other than the registered holder of such Certificate or establish to the satisfaction of ROHN that such tax has been paid or is not applicable.

   11. Backup Federal Income Tax Withholding and Substitute Form W-9. Under the "backup withholding" provisions of Federal income tax law, the Exchange Agent may be required to withhold 31% of the amount of cash that otherwise would be delivered to holders of Certificates surrendered with this Election Form. To prevent backup withholding, each holder should complete and sign the Substitute Form W-9 included in this Election Form and either: (a) provide the correct taxpayer identification number ("TIN") and certify, under penalties of perjury, that the TIN provided is correct (or that such holder has applied for and is awaiting a TIN), and that (i) the holder has not been notified by the Internal Revenue Service ("IRS") that the holder is subject to backup withholding as a result of failure to report all interest or dividends, or (ii) the IRS has notified the holder that the holder is no longer subject to backup withholding; or (b) provide an adequate basis for exemption. If the box in Part 3 of the substitute Form W-9 is checked, the Exchange Agent will retain 31% of the amount of cash that otherwise would be delivered to a holder during the 60 day period following the date of the Substitute Form W- 9. If the holder furnishes the Exchange Agent with such holder's TIN within 60 days of the date of the Substitute Form W-9, the Exchange Agent will remit such amounts retained during the 60 day period to the holder and no further amounts will be retained or withheld from payments made to the holder thereafter. If, however, the holder has not provided the Exchange Agent with such holder's TIN within such 60 day period, the Exchange Agent will remit such previously retained amounts to the IRS as backup withholding and will withhold 31% of the amount of cash that otherwise would be delivered to the holder thereafter until the holder furnishes a TIN to the Exchange Agent. In general, if a holder is an individual, the TIN is the Social Security Number of such individual. If the Exchange Agent is not provided with the correct TIN or an adequate basis for exemption, the holder may be subject to a $50 penalty imposed by the IRS and backup withholding at a rate of 31%. Certain holders (including, among others, all corporations and certain foreign individuals) are not subject to the backup withholding and reporting requirements. In order to satisfy the Exchange Agent that a foreign individual qualifies as an exempt recipient, such holder must submit a statement (generally, IRS Form W-8), signed under penalties of perjury, attesting to that individual's exempt status. A form for such statements can be obtained from the Exchange Agent.

   For further information concerning backup withholding and instructions for completing the Substitute Form W-9 (including how to obtain a TIN if you do not have one and how to complete the Substitute Form W-9 if ROHN Common Stock is held in more than one name or is not in the name of the actual owner), consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

   Failure to complete the Substitute Form W-9 will not, by itself, cause ROHN Common Stock to be deemed invalidly tendered, but may require the Exchange Agent to withhold 31% of the amount of cash that would otherwise be delivered to the holder. Backup withholding is not an additional Federal income tax. Rather, the Federal income tax liability of a person subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained by the ROHN stockholder upon the filing of a U.S. Federal income tax return.

   12. Additional Copies. Additional copies of this Election Form may be
obtained from the Transfer Agent at               .